"EX-99.770 - Transactions effected pursuant to Rule 10f-3"

Name of Fund:                            GS VIT International Equity Fund

Name of Underwriter Purchased From:      Macquarie Equity Capital Markets Ltd.

Name of Underwriting syndicate members:  Goldman Sachs Australia Pty Ltd,
                                         Macquarie Equity Capital Markets Ltd.

Name of Issuer:                          Promina Group Ltd.

Title of Security:                       Promina Group Ltd.

Date of First Offering:.                 7/5/03

Dollar Amount Purchased:                 $15,658.53

Number of Shares Purchased:              17,883

Price Per Unit:                          $1.7 AUD

Resolution approved:                Approved at the July 31, 2003 Board Meeting.



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Name of Fund:                           GS VIT Mid Cap Value Fund

Name of Underwriter Purchased From:     Morgan Stanley Co, Sandler ONeil,
                                        Partners L.P., Keefe Bruyette & Woods,
                                        Inc., Fox Pitt, Kelton Limited, Banc of
                                        America Securities LLC

Name of Underwriting syndicate members: Goldman Sachs & Co, Banc of America
                                        Securities LLC, Merrill Lynch & Co.,
                                        Morgan Stanley,Deutsche Bank Securities,
                                        Suntrust Robinson Humphrey

Name of Issuer:                         Unumprovident

Title of Security:                      Unumprovident



Date of First Offering:.                5/7/03

Dollar Amount Purchased:                $309.937.50

Number of Shares Purchased:             28,500

Price Per Unit:                         $10.875

Resolution approved:                Approved at the July 31, 2003 Board Meeting.

         RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the fiscal quarter ended March 31, 2003 and June 30, 2003, for the equity Funds, on behalf of the Variable Insurance Trust Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.